Exhibit 32

In connection with the quarterly report on Form 10-Q for the quarterly period ended September 30, 2005 as filed by Royal Caribbean Cruises Ltd. with the Securities and Exchange Commission on the date hereof (the “Report”), Richard D. Fain, Chairman and Chief Executive Officer, and Luis E. Leon, Executive Vice President and Chief Financial Officer, each certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Royal Caribbean Cruises Ltd.

Date: November 3, 2005

By: /s/ RICHARD D. FAIN
Richard D. Fain
Chairman and
Chief Executive Officer

By: /s/ LUIS E. LEON
Luis E. Leon
Executive Vice President and
Chief Financial Officer